UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2023

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40890	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 669-4885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Faulkner to Board of Directors

Upon the recommendation of the Nominating & Corporate Governance Committee of the Board of Directors (the “Board”) of Augmedix, Inc., a Delaware corporation (the “Company”), on April 10, 2023, the Board appointed Robert Faulkner to serve as a Class III director, effective as of April 14, 2023. The term of each Class III director of the Company will expire at the Company’s 2023 annual meeting of stockholders unless such director is re-elected for a new three-year term.

Mr. Faulkner has been a Managing Director at Redmile Group, LLC, a health care-focused investment firm, since February 2008. Mr. Faulkner has served on the board of directors of MedAvail Holdings, Inc. (MedAvail) since November 2020 and as chairman of MedAvail’s board of directors since January 2022, as well as the Chairman of the board of directors of Science 37 Holdings, Inc. since October 2021. Prior to Redmile, Mr. Faulkner was a sell-side equity analyst for 16 years, from 1992 to 2008, including at Hambrecht & Quist (now JPMorgan), Thomas Weisel Partners (now Stifel Financial Corp.) and SG Warburg & Co. (now UBS). Mr. Faulkner holds an A.B. from Harvard College and an MBA from the Tuck School of Business at Dartmouth College.

Mr. Faulkner’s compensation for serving as a director of the Board consists of a cash fee in the amount of $40,000 per year for services as a member of the Board. In addition, Mr. Faulkner will be granted restricted stock units, with a grant date fair market value of $100,000, on the date of each annual stockholder meeting of the Company (the “Grant Date”), the entirety of which vests on the one (1) year anniversary of the applicable Grant Date, subject to Mr. Faulkner’s continuous service as a member of the Board. Such restricted stock units are to be granted under the Company’s 2020 Equity Incentive Plan, as amended from time to time.

There were no arrangements or understandings between Mr. Faulkner and any other persons pursuant to which Mr. Faulkner was appointed as a member of the Board. Neither Mr. Faulkner nor any member of his immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: April 14, 2023	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer